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                        [LETTERHEAD OF TROY & GOULD]


                               November 8, 1995

                                                                       NTN 1.1

NTN Communications, Inc.
The Campus
5966 La Place Court
Carlsbad, California 92008

                RE: REGISTRATION STATEMENT ON FORM S-3
                    ----------------------------------

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") of NTN Communications, Inc. (the "Company") which has been prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 117,500 shares of Common Stock of the Company issuable pursuant to warrants described in the Registration Statement (the "Warrant Shares"), 1,112,500 outstanding shares of Common Stock of the Company (the "Outstanding Shares") and 53,455 shares of Common Stock of the Company issuable pursuant to the anti-dilution adjustment provisions of the Stock Purchase Agreements (the "Stock Purchase Agreements"), dated as of April 24, 1995, between the Company and the DFA Securityholders (the "Anti-Dilution Shares") that may be resold by the securityholders identified in the Registration Statement. The Warrant Shares, the Outstanding Shares and the Anti-Dilution Shares are collectively referred to herein as the "Shares." All capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement. We are familiar with corporate proceedings heretofore taken by the Company in connection with the sale of the Shares. In addition, we have examined such records of the Company as in our judgement were necessary or appropriate to enable us to render the opinions expressed herein.

                               Exhibit 5


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NTN Communications, Inc.
November 8, 1995
Page 2


     Based upon the foregoing, it is our opinion that the Outstanding Shares have been duly and validly authorized and issued, and are fully paid and nonassessable, and that the Anti-Dilution Shares when issued in accordance with the Stock Purchase Agreements and the Warrant Shares when issued in accordance with the terms of their respective underlying warrants will have been duly and validly authorized and will be validly issued, fully paid and nonassessable.

     We consent to the use of our name under the caption "Legal Matters" in the Prospectus and the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1993, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under
Section 7 of said Act.

                                             Very truly yours,


                                             /s/ TROY & GOULD
                                             --------------------------------
                                             Troy & Gould
                                             Professional Corporation


                               Exhibit 5